Exhibit 99.1

NEWS RELEASE April 29, 2020

Contacts: Dan Schlanger, CFO
Ben Lowe, VP & Treasurer
FOR IMMEDIATE RELEASE	Crown Castle International Corp.
713-570-3050

CROWN CASTLE REPORTS FIRST QUARTER 2020 RESULTS AND
MAINTAINS OUTLOOK FOR FULL YEAR 2020

April 29, 2020 - HOUSTON, TEXAS - Crown Castle International Corp. (NYSE: CCI) ("Crown Castle") today reported results for the first quarter ended March 31, 2020 and maintained its full year 2020 Outlook.

(in millions, except per share amounts)	Midpoint of Current Full Year 2020 Outlook	Full Year 2019 Actual	% Change	Previous Full Year 2020 Outlook(c)	Current Compared to Previous Outlook
Site rental revenues	$5,360	$5,093	+5%	$5,360	$—
Net income (loss)	$1,038	$860	+21%	$1,038	$—
Net income (loss) per share—diluted(a)	$2.32	$1.79	+30%	$2.32	$—
Adjusted EBITDA(b)	$3,502	$3,299	+6%	$3,502	$—
AFFO(a)(b)	$2,595	$2,371	+9%	$2,595	$—
AFFO per share(a)(b)	$6.12	$5.68	+8%	$6.12	$—

(a)	Attributable to CCIC common stockholders.

(b)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" included herein for further information and reconciliation of this non-GAAP financial measure to net income (loss).

(c)	As issued on February 26, 2020.
"In the first quarter, we delivered strong results that were in line with our expectations, positioning us to generate attractive growth in cash flows and dividends per share for full year 2020," stated Jay Brown, Crown Castle’s Chief Executive Officer. "Our business continues to perform well during this period of unprecedented uncertainty with COVID-19, and we are focused on taking the appropriate steps to deliver on our long-term annual dividend per share growth target of 7% to 8%. To this end, we have prioritized the health and safety of our workforce, while continuing to deliver critical infrastructure for our customers and the communities in which we operate. I'd like to thank our team for quickly adjusting to a new operating environment and prioritizing the needs of our customers. Although COVID-19 has the potential to create challenges in the near term, we remain confident our long-term contracted revenues will allow us to deliver value to shareholders through a high quality and growing dividend.
"We believe our ability to offer towers, small cells and fiber solutions, which are all integral components of communications networks and are shared among multiple tenants, provides us the best opportunity to generate significant growth while delivering high returns for our shareholders. We believe that the U.S. represents the best market in the world for communications infrastructure ownership, and we are pursuing that compelling opportunity with our comprehensive offering. As we look forward to what will likely be another decade-long investment cycle for our customers with the deployment of 5G, I am excited about the opportunity we see for Crown Castle to deliver long-term value to our shareholders."

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RESULTS FOR THE QUARTER
The table below sets forth select financial results for the quarter ended March 31, 2020 and March 31, 2019.

(in millions, except per share amounts)	Q1 2020	Q1 2019	Change	% Change
		(As Restated)(c)
Site rental revenues	$1,310	$1,242	+$68	+5%
Net income (loss)	$185	$193	-$8	-4%
Net income (loss) per share—diluted(a)	$0.38	$0.40	-$0.02	-5%
Adjusted EBITDA(b)	$814	$804	+$10	+1%
AFFO(a)(b)	$593	$588	+$5	+1%
AFFO per share(a)(b)	$1.42	$1.41	+$0.01	+1%

(a)	Attributable to CCIC common stockholders.

(b)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" included herein for further information and reconciliation of this non-
GAAP financial measure to net income (loss).

(c)	See our Annual Report on Form 10-K for the year ended December 31, 2019 for further information.
HIGHLIGHTS FROM THE QUARTER

•
Site rental revenues. Site rental revenues grew approximately 5.5%, or $68 million, from first quarter 2019 to first quarter 2020, inclusive of approximately $71 million in Organic Contribution to Site Rental Revenues and a $3 million decrease in straight-lined revenues. The $71 million in Organic Contribution to Site Rental Revenues represents approximately 5.8% growth, comprised of approximately 9.9% growth from new leasing activity and contracted tenant escalations, net of approximately 4.1% from tenant non-renewals.

•
Capital Expenditures. Capital expenditures during the quarter were $447 million, comprised of $13 million of discretionary land purchases, $21 million of sustaining capital expenditures and $413 million of discretionary capital expenditures. The discretionary capital expenditures included approximately $319 million attributable to Fiber and approximately $87 million attributable to Towers.

•
Common stock dividend. During the quarter, Crown Castle paid common stock dividends of approximately $513 million in the aggregate, or $1.20 per common share, an increase of approximately 7% on a per share basis compared to the same period a year ago.

•
Financing Activity. In April, Crown Castle issued $1.25 billion in aggregate principal amount of senior unsecured notes, with a combination of 10-year and 30-year maturities, resulting in a weighted average maturity and coupon of 18 years and approximately 3.6%, respectively. Net proceeds from the offering were used to repay outstanding borrowings under its revolving credit facility, resulting in $5 billion of undrawn capacity available under its revolving credit facility.

"The performance of our business during this period of significant disruption highlights the durability in the demand for our critical communications infrastructure and the strength of our strategy," stated Dan Schlanger, Crown Castle's Chief Financial Officer. "We took steps to further improve our strong balance sheet position by opportunistically accessing the bond market in April to repay existing borrowings under our revolving credit facility. With an undrawn $5 billion revolving credit facility combined with our investment grade balance sheet and no debt maturities this year, we are well positioned to continue to navigate the current environment while investing in new assets that we believe will add to long-term growth in dividends per share."

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OUTLOOK
This Outlook section contains forward-looking statements, and actual results may differ materially. Information regarding potential risks which could cause actual results to differ from the forward-looking statements herein is set forth below and in Crown Castle's filings with the SEC.
The following table sets forth Crown Castle's current Outlook for full year 2020, which remains unchanged from the previous full year 2020 Outlook:

(in millions)	Full Year 2020
Site rental revenues	$5,337	to	$5,382
Site rental cost of operations(a)	$1,482	to	$1,527
Net income (loss)	$998	to	$1,078
Adjusted EBITDA(b)	$3,479	to	$3,524
Interest expense and amortization of deferred financing costs(c)	$691	to	$736
FFO(b)(d)	$2,449	to	$2,494
AFFO(b)(d)	$2,572	to	$2,617
Weighted-average common shares outstanding - diluted	424

(a)	Exclusive of depreciation, amortization and accretion.

(b)	See reconciliation of this non-GAAP financial measure to net income (loss) and definition included herein.

(c)	See reconciliation of "components of current outlook for interest expense and amortization of deferred financing costs" herein for a discussion of non-cash interest expense.

(d)	Attributable to CCIC common stockholders.
Full Year 2020 Outlook
The table below compares the results for full year 2019, the midpoint of the current full year 2020 Outlook and the midpoint of our previous full year 2020 Outlook for select metrics.

(in millions, except per share amounts)	Midpoint of Current Full Year 2020 Outlook	Full Year 2019 Actual	Change	% Change	Midpoint of Previous Full Year 2020 Outlook(c)	Current Compared to Previous Outlook
Site rental revenues	$5,360	$5,093	+$267	+5%	$5,360	$—
Net income (loss)	$1,038	$860	+$178	+21%	$1,038	$—
Net income (loss) per share—diluted(a)	$2.32	$1.79	+$0.53	+30%	$2.32	$—
Adjusted EBITDA(b)	$3,502	$3,299	+$203	+6%	$3,502	$—
AFFO(a)(b)	$2,595	$2,371	+$224	+9%	$2,595	$—
AFFO per share(a)(b)	$6.12	$5.68	+$0.44	+8%	$6.12	$—

(a)	Attributable to CCIC common stockholders.

(b)	See reconciliation of this non-GAAP financial measure to net income (loss) and definition included herein.

(c)	As issued on February 26, 2020.

•
The 2020 Outlook also reflects the impact of the assumed conversion of preferred stock in August 2020. This conversion is expected to increase the diluted weighted average common shares outstanding for 2020 by approximately 6 million and reduce the annual preferred stock dividends paid by approximately $28 million when compared to 2019.

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•
The chart below reconciles the components of expected growth in site rental revenues from 2019 to 2020 of $250 million to $295 million, inclusive of expected Organic Contribution to Site Rental Revenues during 2020 of $295 million to $335 million.

•	The chart below reconciles the components of expected growth in AFFO from 2019 to 2020 of $195 million to $240 million.

•	Additional information is available in Crown Castle's quarterly Supplemental Information Package posted in the Investors section of our website.

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CONFERENCE CALL DETAILS
Crown Castle has scheduled a conference call for Thursday, April 30, 2020, at 10:30 a.m. Eastern time to discuss its first quarter 2020 results. The conference call may be accessed by dialing 800-239-9838 and asking for the Crown Castle call (access code 2629992) at least 30 minutes prior to the start time. The conference call may also be accessed live over the Internet at investor.crowncastle.com. Supplemental materials for the call have been posted on the Crown Castle website at investor.crowncastle.com.
A telephonic replay of the conference call will be available from 1:30 p.m. Eastern time on Thursday, April 30, 2020, through 1:30 p.m. Eastern time on Wednesday, July 29, 2020, and may be accessed by dialing 888-203-1112 and using access code 2629992. An audio archive will also be available on Crown Castle's website at investor.crowncastle.com shortly after the call and will be accessible for approximately 90 days.
ABOUT CROWN CASTLE
Crown Castle owns, operates and leases more than 40,000 cell towers and approximately 80,000 route miles of fiber supporting small cells and fiber solutions across every major U.S. market. This nationwide portfolio of communications infrastructure connects cities and communities to essential data, technology and wireless service - bringing information, ideas and innovations to the people and businesses that need them. For more information on Crown Castle, please visit www.crowncastle.com.

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Non-GAAP Financial Measures, Segment Measures and Other Calculations
This press release includes presentations of Adjusted EBITDA, Adjusted Funds from Operations ("AFFO"), including per share amounts, Funds from Operations ("FFO"), including per share amounts, and Organic Contribution to Site Rental Revenues, which are non-GAAP financial measures. These non-GAAP financial measures are not intended as alternative measures of operating results or cash flow from operations (as determined in accordance with Generally Accepted Accounting Principles ("GAAP")).
Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies, including other companies in the communications infrastructure sector or other real estate investment trusts ("REITs"). Our definition of FFO is consistent with guidelines from the National Association of Real Estate Investment Trusts with the exception of the impact of income taxes in periods prior to our REIT conversion in 2014.
In addition to the non-GAAP financial measures used herein, we also provide Segment Site Rental Gross Margin, Segment Services and Other Gross Margin and Segment Operating Profit, which are key measures used by management to evaluate our operating segments. These segment measures are provided pursuant to GAAP requirements related to segment reporting. In addition, we provide the components of certain GAAP measures, such as capital expenditures.
Our non-GAAP financial measures are presented as additional information because management believes these measures are useful indicators of the financial performance of our business. Among other things, management believes that:

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Adjusted EBITDA is useful to investors or other interested parties in evaluating our financial performance. Adjusted EBITDA is the primary measure used by management (1) to evaluate the economic productivity of our operations and (2) for purposes of making decisions about allocating resources to, and assessing the performance of, our operations. Management believes that Adjusted EBITDA helps investors or other interested parties meaningfully evaluate and compare the results of our operations (1) from period to period and (2) to our competitors, by removing the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation, amortization and accretion) from our financial results. Management also believes Adjusted EBITDA is frequently used by investors or other interested parties in the evaluation of the communications infrastructure sector and other REITs to measure financial performance without regard to items such as depreciation, amortization and accretion which can vary depending upon accounting methods and the book value of assets. In addition, Adjusted EBITDA is similar to the measure of current financial performance generally used in our debt covenant calculations. Adjusted EBITDA should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

•
AFFO, including per share amounts, is useful to investors or other interested parties in evaluating our financial performance. Management believes that AFFO helps investors or other interested parties meaningfully evaluate our financial performance as it includes (1) the impact of our capital structure (primarily interest expense on our outstanding debt and dividends on our preferred stock) and (2) sustaining capital expenditures, and excludes the impact of our (a) asset base (primarily depreciation, amortization and accretion) and (b) certain non-cash items, including straight-lined revenues and expenses related to fixed escalations and rent free periods. GAAP requires rental revenues and expenses related to leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. In accordance with GAAP, if payment terms call for fixed escalations, or rent free periods, the revenue or expense is recognized on a straight-lined basis over the fixed, non-cancelable term of the contract. Management notes that Crown Castle uses AFFO only as a performance measure. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flows from operations or as residual cash flow available for discretionary investment.

•
FFO, including per share amounts, is useful to investors or other interested parties in evaluating our financial performance. Management believes that FFO may be used by investors or other interested parties as a basis to compare our financial performance with that of other REITs. FFO helps investors or other interested parties meaningfully evaluate financial performance by excluding the impact of our asset base (primarily depreciation, amortization and accretion). FFO is not a key performance indicator used by Crown Castle. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flow from operations.

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Organic Contribution to Site Rental Revenues is useful to investors or other interested parties in understanding the components of the year-over-year changes in our site rental revenues computed in accordance with GAAP. Management uses the Organic Contribution to Site Rental Revenues to assess year-over-year growth rates for our rental activities, to evaluate current performance, to capture trends in rental rates, new leasing activities and tenant non-renewals in our core business, as well to forecast future results. Organic Contribution to Site Rental Revenues is not meant as an alternative measure of revenue and should be considered only as a supplement in understanding and assessing the performance of our site rental revenues computed in accordance with GAAP.

We define our non-GAAP financial measures, segment measures and other calculations as follows:
Non-GAAP Financial Measures
Adjusted EBITDA. We define Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, acquisition and integration costs, depreciation, amortization and accretion, amortization of prepaid lease purchase price adjustments, interest expense and amortization of deferred financing costs, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, impairment of available-for-sale securities, interest income, other (income) expense, (benefit) provision for income taxes, cumulative effect of a change in accounting principle, (income) loss from discontinued operations and stock-based compensation expense.
Adjusted Funds from Operations. We define Adjusted Funds from Operations as FFO before straight-lined revenue, straight-lined expense, stock-based compensation expense, non-cash portion of tax provision, non-real estate related depreciation, amortization and accretion, amortization of non-cash interest expense, other (income) expense, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, acquisition and integration costs, and adjustments for noncontrolling interests, and less sustaining capital expenditures.
AFFO per share. We define AFFO per share as AFFO divided by diluted weighted-average common shares outstanding.
Funds from Operations. We define Funds from Operations as net income plus real estate related depreciation, amortization and accretion and asset write-down charges, less noncontrolling interest and cash paid for preferred stock dividends, and is a measure of funds from operations attributable to CCIC common stockholders.
FFO per share. We define FFO per share as FFO divided by the diluted weighted-average common shares outstanding.
Organic Contribution to Site Rental Revenues. We define the Organic Contribution to Site Rental Revenues as the sum of the change in GAAP site rental revenues related to (1) new leasing activity, including revenues from the construction of small cells and the impact of prepaid rent, (2) escalators and less (3) non-renewals of tenant contracts.
Segment Measures
Segment Site Rental Gross Margin. We define Segment Site Rental Gross Margin as segment site rental revenues less segment site rental cost of operations, excluding stock-based compensation expense and prepaid lease purchase price adjustments recorded in consolidated site rental cost of operations.
Segment Services and Other Gross Margin. We define Segment Services and Other Gross Margin as segment services and other revenues less segment services and other cost of operations, excluding stock-based compensation expense recorded in consolidated services and other cost of operations.
Segment Operating Profit. We define Segment Operating Profit as segment site rental gross margin plus segment services and other gross margin, less selling, general and administrative expenses attributable to the respective segment.
All of these measurements of profit or loss are exclusive of depreciation, amortization and accretion, which are shown separately. Additionally, certain costs are shared across segments and are reflected in our segment measures through allocations that management believes to be reasonable.
Other Calculations
Discretionary capital expenditures. We define discretionary capital expenditures as those capital expenditures made with respect to activities which we believe exhibit sufficient potential to enhance long-term stockholder value. They primarily consist of expansion or development of communications infrastructure (including capital expenditures related to (1) enhancing communications infrastructure in order to add new tenants for the first time or support subsequent tenant equipment augmentations or (2) modifying the structure of a communications infrastructure asset to accommodate additional tenants) and construction of new communications infrastructure. Discretionary capital expenditures also include purchases of land interests (which primarily relates to land assets under towers as we seek to manage our interests in the land beneath our towers), certain technology-related

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investments necessary to support and scale future customer demand for our communications infrastructure, and other capital projects.
Integration capital expenditures. We define integration capital expenditures as those capital expenditures made as a result of integrating acquired companies into our business.
Sustaining capital expenditures. We define sustaining capital expenditures as those capital expenditures not otherwise categorized as either discretionary or integration capital expenditures, such as (1) maintenance capital expenditures on our communications infrastructure assets that enable our tenants' ongoing quiet enjoyment of the communications infrastructure and (2) ordinary corporate capital expenditures.
The tables set forth on the following pages reconcile the non-GAAP financial measures used herein to comparable GAAP financial measures. The components in these tables may not sum to the total due to rounding.

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Reconciliations of Non-GAAP Financial Measures, Segment Measures and Other Calculations to Comparable GAAP Financial Measures:
Reconciliation of Historical Adjusted EBITDA:

	For the Three Months Ended		For the Twelve Months Ended
	March 31, 2020	March 31, 2019	December 31, 2019
(in millions)		(As Restated)(d)
Net income (loss)	$185	$193	$860
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	4	6	19
Acquisition and integration costs	5	4	13
Depreciation, amortization and accretion	399	394	1,572
Amortization of prepaid lease purchase price adjustments	5	5	20
Interest expense and amortization of deferred financing costs(a)	175	168	683
(Gains) losses on retirement of long-term obligations	—	1	2
Interest income	(1)	(2)	(6)
Other (income) expense	—	1	(1)
(Benefit) provision for income taxes	5	6	21
Stock-based compensation expense	36	29	116
Adjusted EBITDA(b)(c)	$814	$804	$3,299

(a)	See the reconciliation of "components of historical interest expense and amortization of deferred financing costs" herein for a discussion of non-cash interest expense.

(b)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion of our definition of Adjusted EBITDA.

(c)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(d)	See our Annual Report on Form 10-K for the year ended December 31, 2019 for further information.
Reconciliation of Current Outlook for Adjusted EBITDA:

	Full Year 2020
(in millions)	Outlook
Net income (loss)	$998	to	$1,078
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	$20	to	$30
Acquisition and integration costs	$7	to	$17
Depreciation, amortization and accretion	$1,503	to	$1,598
Amortization of prepaid lease purchase price adjustments	$18	to	$20
Interest expense and amortization of deferred financing costs(a)	$691	to	$736
(Gains) losses on retirement of long-term obligations	$0	to	$0
Interest income	$(7)	to	$(3)
Other (income) expense	$(1)	to	$1
(Benefit) provision for income taxes	$16	to	$24
Stock-based compensation expense	$126	to	$130
Adjusted EBITDA(b)(c)	$3,479	to	$3,524

(a)	See the reconciliation of "components of historical interest expense and amortization of deferred financing costs" herein for a discussion of non-cash interest expense.

(b)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion of our definition of Adjusted EBITDA.

(c)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

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Reconciliation of Historical FFO and AFFO:

	For the Three Months Ended		For the Twelve Months Ended
	March 31, 2020	March 31, 2019	December 31, 2019
(in millions)		(As Restated)(f)
Net income (loss)	$185	$193	$860
Real estate related depreciation, amortization and accretion	386	380	1,517
Asset write-down charges	4	6	19
Dividends/distributions on preferred stock	(28)	(28)	(113)
FFO(a)(b)(c)(d)	$547	$550	$2,284
Weighted-average common shares outstanding—diluted(e)	418	417	418
FFO per share(a)(b)(c)(d)(e)	$1.31	$1.32	$5.47

FFO (from above)	$547	$550	$2,284
Adjustments to increase (decrease) FFO:
Straight-lined revenue	(14)	(17)	(80)
Straight-lined expense	20	22	93
Stock-based compensation expense	36	29	116
Non-cash portion of tax provision	4	5	5
Non-real estate related depreciation, amortization and accretion	13	14	55
Amortization of non-cash interest expense	1	1	1
Other (income) expense	—	1	(1)
(Gains) losses on retirement of long-term obligations	—	1	2
Acquisition and integration costs	5	4	13
Sustaining capital expenditures	(21)	(21)	(117)
AFFO(a)(b)(c)(d)	$593	$588	$2,371
Weighted-average common shares outstanding—diluted(e)	418	417	418
AFFO per share(a)(b)(c)(d)(e)	$1.42	$1.41	$5.68

(a)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion of our definitions of FFO, including per share amounts, and AFFO, including per share amounts.

(b)	FFO and AFFO are reduced by cash paid for preferred stock dividends during the period in which they are paid.

(c)	Attributable to CCIC common stockholders.

(d)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(e)	For all periods presented, the diluted weighted-average common shares outstanding does not include any assumed conversion of preferred stock in the share count.

(f)	See our Annual Report on Form 10-K for the year ended December 31, 2019 for further information.

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Reconciliation of Current Outlook for FFO and AFFO:

	Full Year 2020
(in millions)	Outlook
Net income (loss)	$998	to	$1,078
Real estate related depreciation, amortization and accretion	$1,454	to	$1,534
Asset write-down charges	$20	to	$30
Dividends/distributions on preferred stock	$(85)	to	$(85)
FFO(a)(b)(c)(d)	$2,449	to	$2,494
Weighted-average common shares outstanding—diluted(e)	424
FFO per share(a)(b)(c)(d)(e)	$5.77	to	$5.88

FFO (from above)	$2,449	to	$2,494
Adjustments to increase (decrease) FFO:
Straight-lined revenue	$(53)	to	$(33)
Straight-lined expense	$70	to	$90
Stock-based compensation expense	$126	to	$130
Non-cash portion of tax provision	$(6)	to	$9
Non-real estate related depreciation, amortization and accretion	$49	to	$64
Amortization of non-cash interest expense	$(4)	to	$6
Other (income) expense	$(1)	to	$1
(Gains) losses on retirement of long-term obligations	$0	to	$0
Acquisition and integration costs	$7	to	$17
Sustaining capital expenditures	$(123)	to	$(103)
AFFO(a)(b)(c)(d)	$2,572	to	$2,617
Weighted-average common shares outstanding—diluted(e)	424
AFFO per share(a)(b)(c)(d)(e)	$6.06	to	$6.17

(a)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion of our definitions of FFO, including per share amounts, and AFFO, including per share amounts.

(b)	FFO and AFFO are reduced by cash paid for preferred stock dividends during the period in which they are paid.

(c)	Attributable to CCIC common stockholders.

(d)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(e)
The assumption for diluted weighted-average common shares outstanding for full year 2020 Outlook is based on the diluted common shares outstanding as of March 31, 2020 and is inclusive of the assumed conversion of preferred stock in August 2020, which we expect to result in (1) an increase in the diluted weighted-average common shares outstanding by approximately 6 million shares and (2) a reduction in the amount of annual preferred stock dividends paid by approximately $28 million when compared to full year 2019 actual results.

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For Comparative Purposes - Reconciliation of Previous Outlook for Adjusted EBITDA:

	Previously Issued
	Full Year 2020
(in millions)	Outlook
Net income (loss)	$998	to	$1,078
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	$20	to	$30
Acquisition and integration costs	$7	to	$17
Depreciation, amortization and accretion	$1,503	to	$1,598
Amortization of prepaid lease purchase price adjustments	$18	to	$20
Interest expense and amortization of deferred financing costs	$691	to	$736
(Gains) losses on retirement of long-term obligations	$0	to	$0
Interest income	$(7)	to	$(3)
Other (income) expense	$(1)	to	$1
(Benefit) provision for income taxes	$16	to	$24
Stock-based compensation expense	$126	to	$130
Adjusted EBITDA(a)(b)	$3,479	to	$3,524

(a)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion of our definition of Adjusted EBITDA.

(b)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.
For Comparative Purposes - Reconciliation of Previous Outlook for FFO and AFFO:

	Previously Issued
	Full Year 2020
(in millions)	Outlook
Net income (loss)	$998	to	$1,078
Real estate related depreciation, amortization and accretion	$1,454	to	$1,534
Asset write-down charges	$20	to	$30
Dividends/distributions on preferred stock	$(85)	to	$(85)
FFO(a)(b)(c)(d)	$2,449	to	$2,494
Weighted-average common shares outstanding—diluted(e)	424
FFO per share(a)(b)(c)(d)(e)	$5.77	to	$5.88

FFO (from above)	$2,449	to	$2,494
Adjustments to increase (decrease) FFO:
Straight-lined revenue	$(53)	to	$(33)
Straight-lined expense	$70	to	$90
Stock-based compensation expense	$126	to	$130
Non-cash portion of tax provision	$(6)	to	$9
Non-real estate related depreciation, amortization and accretion	$49	to	$64
Amortization of non-cash interest expense	$(4)	to	$6
Other (income) expense	$(1)	to	$1
(Gains) losses on retirement of long-term obligations	$0	to	$0
Acquisition and integration costs	$7	to	$17
Sustaining capital expenditures	$(123)	to	$(103)
AFFO(a)(b)(c)(d)	$2,572	to	$2,617
Weighted-average common shares outstanding—diluted(e)	424
AFFO per share(a)(b)(c)(d)(e)	$6.06	to	$6.17

(a)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion of our definitions of FFO, including per share amounts, and AFFO, including per share amounts.

(b)	FFO and AFFO are reduced by cash paid for preferred stock dividends during the period in which they are paid.

(c)	Attributable to CCIC common stockholders.

(d)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(e)
The assumption for diluted weighted-average common shares outstanding for full year 2020 Outlook is based on the diluted common shares outstanding as of March 31, 2020 and is inclusive of the assumed conversion of preferred stock in August 2020, which we expect to result in (1) an increase in the diluted weighted-average common shares outstanding by approximately 6 million shares and (2) a reduction in the amount of annual preferred stock dividends paid by approximately $28 million when compared to full year 2019 actual results.

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News Release continued:	Page 13

The components of changes in site rental revenues for the quarters ended March 31, 2020 and 2019 are as follows:

	Three Months Ended March 31,
	2020	2019
(dollars in millions)		(As Restated)(g)
Components of changes in site rental revenues(a):
Prior year site rental revenues exclusive of straight-lined revenues associated with fixed escalators(b)(c)	$1,225	$1,156

New leasing activity(b)(c)	99	92
Escalators	22	21
Non-renewals	(51)	(43)
Organic Contribution to Site Rental Revenues(d)	71	70
Contribution from straight-lined revenues associated with fixed escalators	14	17
Acquisitions(e)	—	—
Other	—	—
Total GAAP site rental revenues	$1,310	$1,242

Year-over-year changes in revenue:
Reported GAAP site rental revenues	5.5%
Organic Contribution to Site Rental Revenues(d)(f)	5.8%

(a)
Additional information regarding Crown Castle's site rental revenues, including projected revenue from tenant licenses, straight-lined revenues and prepaid rent is available in Crown Castle's quarterly Supplemental Information Package posted in the Investors section of its website.

(b)	Includes revenues from amortization of prepaid rent in accordance with GAAP.

(c)	Includes revenues from the construction of new small cell nodes, exclusive of straight-lined revenues related to fixed escalators.

(d)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein.

(e)
Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Revenues until the one-year anniversary of the acquisition.

(f)
Calculated as the percentage change from prior year site rental revenues, exclusive of straight-lined revenues associated with fixed escalations, compared to Organic Contribution to Site Rental Revenues for the current period.

(g)	See our Annual Report on Form 10-K for the year ended December 31, 2019 for further information.
The components of the changes in site rental revenues for the year ending December 31, 2020 are forecasted as follows:

(dollars in millions)	Full Year 2020 Outlook
Components of changes in site rental revenues(a):
Prior year site rental revenues exclusive of straight-lined revenues associated with fixed escalators(b)(c)	$5,012

New leasing activity(b)(c)	395-425
Escalators	90-100
Non-renewals	(195)-(175)
Organic Contribution to Site Rental Revenues(d)	295-335
Contribution from full year straight-lined revenues associated with fixed escalators	33-53
Acquisitions(e)	—
Other	—
Total GAAP site rental revenues	$5,337-$5,382

Year-over-year changes in revenue:
Reported GAAP site rental revenues(f)	5.1%
Organic Contribution to Site Rental Revenues(d)(f)(g)	6.3%

(a)
Additional information regarding Crown Castle's site rental revenues, including projected revenue from tenant licenses, straight-lined revenues and prepaid rent is available in Crown Castle's quarterly Supplemental Information Package posted in the Investors section of its website.

(b)	Includes revenues from amortization of prepaid rent in accordance with GAAP.

(c)	Includes revenues from the construction of new small cell nodes, exclusive of straight-lined revenues related to fixed escalators.

(d)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein.

(e)
Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Revenues until the one-year anniversary of the acquisition.

(f)	Calculated based on midpoint of full year 2020 Outlook.

(g)
Calculated as the percentage change from prior year site rental revenues, exclusive of straight-lined revenues associated with fixed escalations, compared to Organic Contribution to Site Rental Revenues for the current period.

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News Release continued:	Page 14

Components of Historical Interest Expense and Amortization of Deferred Financing Costs:

	For the Three Months Ended
(in millions)	March 31, 2020	March 31, 2019
Interest expense on debt obligations	$174	$167
Amortization of deferred financing costs and adjustments on long-term debt, net	5	5
Other, net	(4)	(4)
Interest expense and amortization of deferred financing costs	$175	$168
Components of Current Outlook for Interest Expense and Amortization of Deferred Financing Costs:

	Full Year 2020
(in millions)	Outlook
Interest expense on debt obligations	$703	to	$723
Amortization of deferred financing costs and adjustments on long-term debt, net	$20	to	$25
Other, net	$(24)	to	$(19)
Interest expense and amortization of deferred financing costs	$691	to	$736
Debt balances and maturity dates as of March 31, 2020 are as follows(a):

(in millions)	Face Value	Final Maturity
Cash, cash equivalents and restricted cash	$472

3.849% Secured Notes	1,000	Apr. 2023
Secured Notes, Series 2009-1, Class A-2(b)	66	Aug. 2029
Tower Revenue Notes, Series 2015-1(c)	300	May 2042
Tower Revenue Notes, Series 2018-1(c)	250	July 2043
Tower Revenue Notes, Series 2015-2(c)	700	May 2045
Tower Revenue Notes, Series 2018-2(c)	750	July 2048
Finance leases and other obligations	221	Various
Total secured debt	$3,287
2016 Revolver	1,270	June 2024
2016 Term Loan A	2,297	June 2024
Commercial Paper Notes(d)	—	N/A
3.400% Senior Notes	850	Feb. 2021
2.250% Senior Notes	700	Sept. 2021
4.875% Senior Notes	850	Apr. 2022
5.250% Senior Notes	1,650	Jan. 2023
3.150% Senior Notes	750	July 2023
3.200% Senior Notes	750	Sept. 2024
4.450% Senior Notes	900	Feb. 2026
3.700% Senior Notes	750	June 2026
4.000% Senior Notes	500	Mar. 2027
3.650% Senior Notes	1,000	Sept. 2027
3.800% Senior Notes	1,000	Feb. 2028
4.300% Senior Notes	600	Feb. 2029
3.100% Senior Notes	550	Nov. 2029
4.750% Senior Notes	350	May 2047
5.200% Senior Notes	400	Feb. 2049
4.000% Senior Notes	350	Nov. 2049
Total unsecured debt	$15,517
Total net debt	$18,332

(a)	The table above does not reflect the Company's April 2020 issuance of senior notes and the associated use of proceeds, including the repayment of outstanding balances under the 2016 Revolver.

(b)	The Senior Secured Notes, 2009-1, Class A-2 principal amortizes during the period beginning in September 2019 and ending in August 2029.

(c)
The Senior Secured Tower Revenue Notes, Series 2015-1 and 2015-2 have anticipated repayment dates in 2022 and 2025, respectively. The Senior Secured Tower Revenue Notes, Series 2018-1 and 2018-2 have anticipated repayment dates in 2023 and 2028, respectively.

(d)	The maturities of the Commercial Paper Notes, when outstanding, may vary but may not exceed 397 days from the date of issue.

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News Release continued:	Page 15

Net Debt to Last Quarter Annualized Adjusted EBITDA is computed as follows:

(dollars in millions)	For the Three Months Ended March 31, 2020
Total face value of debt	$18,804
Ending cash, cash equivalents and restricted cash	472
Total Net Debt	$18,332

Adjusted EBITDA for the three months ended March 31, 2020	$814
Last quarter annualized Adjusted EBITDA	3,256
Net Debt to Last Quarter Annualized Adjusted EBITDA	5.6	x
Components of Capital Expenditures:

	For the Three Months Ended
(in millions)	March 31, 2020				March 31, 2019
	Towers	Fiber	Other	Total	Towers	Fiber	Other	Total
Discretionary:
Purchases of land interests	$13	$—	$—	$13	$15	$—	$—	$15
Communications infrastructure construction and improvements	87	319	7	413	98	344	—	442
Sustaining	5	9	7	21	6	11	4	21
Integration	—	—	—	—	—	—	2	2
Total	$105	$328	$14	$447	$119	$355	$6	$480

Note:	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for further discussion of our components of capital expenditures.

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News Release continued:	Page 16

Cautionary Language Regarding Forward-Looking Statements
This news release contains forward-looking statements and information that are based on our management's current expectations as of the date of this news release. Statements that are not historical facts are hereby identified as forward-looking statements. In addition, words such as "estimate," "anticipate," "project," "plan," "intend," "believe," "expect," "likely," "predicted," "positioned," "continue," "target," and any variations of these words and similar expressions are intended to identify forward-looking statements. Such statements include our Outlook and plans, projections, and estimates regarding (1) potential benefits, growth, returns, opportunities and tenant and shareholder value which may be derived from our business, assets, investments, acquisitions and dividends, (2) our business, strategy, business model and capabilities and the strength thereof, (3) industry fundamentals and driving factors for improvements in such fundamentals, (4) our customers' investment, including investment cycles, in network improvements (including 5G), the trends driving such improvements and opportunities created thereby, (5) impact of the COVID-19 pandemic on our business, (6) our long-term prospects and the trends impacting our business (including growth in mobile data demand), (7) opportunities we see to deliver long-term value to our shareholders, (8) our dividends and our dividend (including on a per share basis) growth rate, including its driving factors, and targets, (9) debt maturities, (10) our portfolio of assets, including durability in demand therefor, strategic position thereof and opportunities created thereby, (11) assumed conversion of preferred stock and the impact therefrom, (12) cash flows, including growth thereof, (13) leasing activity, (14) tenant non-renewals, including the impact and timing thereof, (15) capital expenditures, including sustaining and discretionary capital expenditures, and the timing thereof, (16) straight-line adjustments, (17) revenues and growth thereof and benefits derived therefrom, (18) net income (loss) (including on a per share basis) and growth thereof, (19) Adjusted EBITDA, including the impact of the timing of certain components thereof and growth thereof, (20) expenses, including interest expense and amortization of deferred financing costs, (21) FFO (including on a per share basis) and growth thereof, (22) AFFO (including on a per share basis) and growth thereof and corresponding driving factors, (23) Organic Contribution to Site Rental Revenues and its components, including contributions therefrom, (24) our weighted-average common shares outstanding (including on a diluted basis) and growth thereof, (25) services contribution, and (26) the utility of certain financial measures, including non-GAAP financial measures. Such forward-looking statements are subject to certain risks, uncertainties and assumptions prevailing market conditions and the following:

•
Our business depends on the demand for our communications infrastructure, driven primarily by demand for data, and we may be adversely affected by any slowdown in such demand. Additionally, a reduction in the amount or change in the mix of network investment by our tenants may materially and adversely affect our business (including reducing demand for our communications infrastructure or services).

•
A substantial portion of our revenues is derived from a small number of tenants, and the loss, consolidation or financial instability of any of such tenants may materially decrease revenues or reduce demand for our communications infrastructure and services.

•
The expansion or development of our business, including through acquisitions, increased product offerings or other strategic growth opportunities, may cause disruptions in our business, which may have an adverse effect on our business, operations or financial results.

•
Our Fiber segment has expanded rapidly, and the Fiber business model contains certain differences from our Towers business model, resulting in different operational risks. If we do not successfully operate our Fiber business model or identify or manage the related operational risks, such operations may produce results that are lower than anticipated.

•	Failure to timely and efficiently execute on our construction projects could adversely affect our business.

•
Our substantial level of indebtedness could adversely affect our ability to react to changes in our business, and the terms of our debt instruments and our 6.875% Mandatory Convertible Preferred Stock limit our ability to take a number of actions that our management might otherwise believe to be in our best interests. In addition, if we fail to comply with our covenants, our debt could be accelerated.

•
We have a substantial amount of indebtedness. In the event we do not repay or refinance such indebtedness, we could face substantial liquidity issues and might be required to issue equity securities or securities convertible into equity securities, or sell some of our assets to meet our debt payment obligations.

•	Sales or issuances of a substantial number of shares of our common stock or securities convertible into shares of our common stock may adversely affect the market price of our common stock.

•	As a result of competition in our industry, we may find it more difficult to negotiate favorable rates on our new or renewing tenant contracts.

•	New technologies may reduce demand for our communications infrastructure or negatively impact our revenues.

•
If we fail to retain rights to our communications infrastructure, including the land interests under our towers and the right-of-way and other agreements related to our small cells and fiber, our business may be adversely affected.

•	Our services business has historically experienced significant volatility in demand, which reduces the predictability of our results.

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News Release continued:	Page 17

•
The restatement of our previously issued financial statements, the errors that resulted in such restatement, the material weakness that was identified in our internal control over financial reporting and the determination that our internal control over financial reporting and disclosure controls and procedures were not effective, could result in loss of investor confidence, shareholder litigation or governmental proceedings or investigations, any of which could cause the market value of our common stock or debt securities to decline or impact our ability to access the capital markets.

•	New wireless technologies may not deploy or be adopted by tenants as rapidly or in the manner projected.

•	If we fail to comply with laws or regulations which regulate our business and which may change at any time, we may be fined or even lose our right to conduct some of our business.

•
If radio frequency emissions from wireless handsets or equipment on our communications infrastructure are demonstrated to cause negative health effects, potential future claims could adversely affect our operations, costs or revenues.

•
Certain provisions of our restated certificate of incorporation, amended and restated by-laws and operative agreements, and domestic and international competition laws may make it more difficult for a third party to acquire control of us or for us to acquire control of a third party, even if such a change in control would be beneficial to our stockholders.

•	We may be vulnerable to security breaches or other unforeseen events that could adversely affect our operations, business, and reputation.

•
Future dividend payments to our stockholders will reduce the availability of our cash on hand available to fund future discretionary investments, and may result in a need to incur indebtedness or issue equity securities to fund growth opportunities. In such event, the then current economic, credit market or equity market conditions will impact the availability or cost of such financing, which may hinder our ability to grow our per share results of operations.

•
Remaining qualified to be taxed as a REIT involves highly technical and complex provisions of the U.S. Internal Revenue Code. Failure to remain qualified as a REIT would result in our inability to deduct dividends to stockholders when computing our taxable income, which would reduce our available cash.

•
If we fail to pay scheduled dividends on our 6.875% Mandatory Convertible Preferred Stock (prior to the automatic conversion in August 2020), in cash, common stock, or any combination of cash and common stock, we will be prohibited from paying dividends on our common stock, which may jeopardize our status as a REIT.

•
Complying with REIT requirements, including the 90% distribution requirement, may limit our flexibility or cause us to forgo otherwise attractive opportunities, including certain discretionary investments and potential financing alternatives.

•	REIT related ownership limitations and transfer restrictions may prevent or restrict certain transfers of our capital stock.

•	The impact of COVID-19 and related risks could materially affect our financial position, results of operations and cash flows.
Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the SEC. Our filings with the SEC are available through the SEC website at www.sec.gov or through our investor relations website at investor.crowncastle.com. We use our investor relations website to disclose information about us that may be deemed to be material. We encourage investors, the media and others interested in us to visit our investor relations website from time to time to review up-to-date information or to sign up for e-mail alerts to be notified when new or updated information is posted on the site.
As used in this release, the term "including," and any variation thereof, means "including without limitation."

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News Release continued:	Page 18

CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED) (Amounts in millions, except par values)

	March 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$310	$196
Restricted cash	157	137
Receivables, net	495	596
Prepaid expenses	107	107
Other current assets	178	168
Total current assets	1,247	1,204
Deferred site rental receivables	1,428	1,424
Property and equipment, net	14,815	14,666
Operating lease right-of-use assets	6,198	6,133
Goodwill	10,078	10,078
Other intangible assets, net	4,734	4,836
Other assets, net	116	116
Total assets	$38,616	$38,457

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$296	$334
Accrued interest	119	169
Deferred revenues	741	657
Other accrued liabilities	264	361
Current maturities of debt and other obligations	949	100
Current portion of operating lease liabilities	300	299
Total current liabilities	2,669	1,920
Debt and other long-term obligations	17,746	18,021
Operating lease liabilities	5,567	5,511
Other long-term liabilities	2,513	2,516
Total liabilities	28,495	27,968
Commitments and contingencies
CCIC stockholders' equity:
Common stock, $0.01 par value; 600 shares authorized; shares issued and outstanding: March 31, 2020—417 and December 31, 2019—416	4	4
6.875% Mandatory Convertible Preferred Stock, Series A, $0.01 par value; 20 shares authorized; shares issued and outstanding: March 31, 2020—2 and December 31, 2019—2; aggregate liquidation value: March 31, 2020—$1,650 and December 31, 2019—$1,650	—	—
Additional paid-in capital	17,835	17,855
Accumulated other comprehensive income (loss)	(6)	(5)
Dividends/distributions in excess of earnings	(7,712)	(7,365)
Total equity	10,121	10,489
Total liabilities and equity	$38,616	$38,457

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News Release continued:	Page 19

CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) (Amounts in millions, except per share amounts)

	Three Months Ended March 31,
	2020	2019
		(As Restated)(a)
Net revenues:
Site rental	$1,310	$1,242
Services and other	111	166
Net revenues	1,421	1,408
Operating expenses:
Costs of operations (exclusive of depreciation, amortization and accretion):
Site rental	375	361
Services and other	99	124
Selling, general and administrative	175	152
Asset write-down charges	4	6
Acquisition and integration costs	5	4
Depreciation, amortization and accretion	399	394
Total operating expenses	1,057	1,041
Operating income (loss)	364	367
Interest expense and amortization of deferred financing costs	(175)	(168)
Gains (losses) on retirement of long-term obligations	—	(1)
Interest income	1	2
Other income (expense)	—	(1)
Income (loss) before income taxes	190	199
Benefit (provision) for income taxes	(5)	(6)
Net income (loss)	185	193
Dividends/distributions on preferred stock	(28)	(28)
Net income (loss) attributable to CCIC common stockholders	$157	$165

Net income (loss) attributable to CCIC common stockholders, per common share:
Net income (loss) attributable to CCIC common stockholders, basic	$0.38	$0.40
Net income (loss) attributable to CCIC common stockholders, diluted	$0.38	$0.40

Weighted-average common shares outstanding:
Basic	416	415
Diluted	418	417

(a)	See our Annual Report on Form 10-K for the year ended December 31, 2019 for further information.

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News Release continued:	Page 20

CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED) (In millions of dollars)

	Three Months Ended March 31,
	2020	2019
		(As Restated)(a)
Cash flows from operating activities:
Net income (loss)	$185	$193
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	399	394
(Gains) losses on retirement of long-term obligations	—	1
Amortization of deferred financing costs and other non-cash interest	1	1
Stock-based compensation expense	37	29
Asset write-down charges	4	6
Deferred income tax (benefit) provision	1	1
Other non-cash adjustments, net	—	2
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in liabilities	(68)	(53)
Decrease (increase) in assets	94	(62)
Net cash provided by (used for) operating activities	653	512
Cash flows from investing activities:
Capital expenditures	(447)	(480)
Payments for acquisitions, net of cash acquired	(13)	(10)
Other investing activities, net	(8)	1
Net cash provided by (used for) investing activities	(468)	(489)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	996
Principal payments on debt and other long-term obligations	(26)	(25)
Purchases and redemptions of long-term debt	—	(12)
Borrowings under revolving credit facility	1,340	710
Payments under revolving credit facility	(595)	(1,140)
Net borrowings (repayments) under commercial paper program	(155)	—
Payments for financing costs	—	(10)
Purchases of common stock	(73)	(42)
Dividends/distributions paid on common stock	(513)	(477)
Dividends/distributions paid on preferred stock	(28)	(28)
Net cash provided by (used for) financing activities	(50)	(28)
Net increase (decrease) in cash, cash equivalents, and restricted cash	135	(5)
Effect of exchange rate changes on cash	(1)	—
Cash, cash equivalents, and restricted cash at beginning of period	338	413
Cash, cash equivalents, and restricted cash at end of period	$472	$408
Supplemental disclosure of cash flow information:
Interest paid	223	208
Income taxes paid	1	—

(a)	See our Annual Report on Form 10-K for the year ended December 31, 2019 for further information.

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News Release continued:	Page 21

CROWN CASTLE INTERNATIONAL CORP. SEGMENT OPERATING RESULTS (UNAUDITED) (In millions of dollars)

SEGMENT OPERATING RESULTS
	Three Months Ended March 31, 2020				Three Months Ended March 31, 2019
					(As Restated)(e)
	Towers	Fiber	Other	Consolidated Total	Towers	Fiber	Other	Consolidated Total
Segment site rental revenues	$867	$443		$1,310	$828	$414		$1,242
Segment services and other revenues	108	3		111	162	4		166
Segment revenues	975	446		1,421	990	418		1,408
Segment site rental cost of operations	214	152		366	211	140		351
Segment services and other cost of operations	95	2		97	120	3		123
Segment cost of operations(a)(b)	309	154		463	331	143		474
Segment site rental gross margin(c)	653	291		944	617	274		891
Segment services and other gross margin(c)	13	1		14	42	1		43
Segment selling, general and administrative expenses(b)	24	51		75	26	48		74
Segment operating profit(c)	642	241		883	633	227		860
Other selling, general and administrative expenses(b)			$70	70			$55	55
Stock-based compensation expense			36	36			29	29
Depreciation, amortization and accretion			399	399			394	394
Interest expense and amortization of deferred financing costs			175	175			168	168
Other (income) expenses to reconcile to income (loss) before income taxes(d)			13	13			15	15
Income (loss) before income taxes				$190				$199

(a)	Exclusive of depreciation, amortization and accretion shown separately.

(b)
Segment cost of operations excludes (1) stock-based compensation expense of $6 million for both the three months ended March 31, 2020 and 2019 and (2) prepaid lease purchase price adjustments of $5 million for both the three months ended March 31, 2020 and 2019. Selling, general and administrative expenses exclude stock-based compensation expense of $30 million and $23 million for the three months ended March 31, 2020 and 2019, respectively.

(c) See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion of our definitions of segment site rental gross margin, segment services and other gross margin and segment operating profit.

(d)	See condensed consolidated statement of operations for further information.

(e)	See our Annual Report on Form 10-K for the year ended December 31, 2019 for further information.

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